     As filed with the Securities and Exchange Commission on August 25, 1999

                                                   Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                              --------------------


                               ACT NETWORKS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          DELAWARE                                               77-0152144
---------------------------------                            -------------------
  (State or other jurisdiction                                 (IRS Employer
of incorporation or organization)                            Identification No.)


                             26707 WEST AGOURA ROAD
                           CALABASAS, CALIFORNIA 91302
                                 (818) 871-6400
--------------------------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                              --------------------

                            1997 STOCK INCENTIVE PLAN
           1997 NON-EXECUTIVE OFFICER STOCK OPTION/STOCK ISSUANCE PLAN
                           OPTION GRANTED TO MR. URIBE
--------------------------------------------------------------------------------
                            (Full title of the Plans)

                              --------------------

                                 SUSAN N. CAYLEY
                               V.P., LEGAL AFFAIRS
                               ACT NETWORKS, INC.
                             26707 WEST AGOURA ROAD
                           CALABASAS, CALIFORNIA 91302
                                 (818) 871-6400
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                          Offering
                                                      Amount to be          Price           Aggregate             Amount of
Title of Securities to be Registered                  Registered(1)       per share       Offering Price       Registration Fee
-------------------------------------------------------------------------------------------------------------------------------
1997 Stock Incentive Plan                            200,000 shares         $10.56         $2,112,000.00          $  587.14(2)
Common Stock, $0.001 par value
-------------------------------------------------------------------------------------------------------------------------------
1997 Non-Executive Officer Stock                     250,000 shares         $10.56         $2,640,000.00          $  733.92(2)
Option/Stock Issuance Plan
Common Stock, $0.001 par value
-------------------------------------------------------------------------------------------------------------------------------
Option Granted to Mr. Uribe                          150,000 shares         $11.1250       $1,668,750.00          $  463.91(3)
Common Stock, $0.001 par value
-------------------------------------------------------------------------------------------------------------------------------
Aggregate Registration Fee                                                                                        $1,784.97
===============================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Incentive Plan, 1997 Non-Executive Officer Stock Option/Stock Issuance Plan and Option granted to Mr. Uribe by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on August 20, 1999, as reported by the Nasdaq National Market.

(3) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the exercise price of the option granted to the listed individual.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        ACT Networks, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):


        (a) The Registrant's Annual Report on Forms 10-K and 10-K/A for the fiscal year ended June 30, 1998, filed with the Commission on September 28, 1998 and October 14, 1998, respectively;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1998, December 31, 1998 and March 31, 1999 filed with the Commission on November 16, 1998;, February 12, 1999 and May 17, 1999, respectively; and


        (c) The Registrant's Registration Statement No. 000-25740 on Forms 8-A and 8-A/A, filed with the Commission on March 23, 1995 and April 25, 1995, respectively, in which the terms, rights and provisions applicable to the Registrant's Common Stock are described.


        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers


        Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall indemnify its directors and officers to the extent any such officer or director acted (i) in good faith,
(ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action or proceeding, with reasonable cause to believe such conduct was lawful. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director or officer to repay such advances if it is ultimately determined that such individual is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such person may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

        In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, no director shall be liable for monetary damages for breach of his or her fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such person may have or acquire under any statute, the Certificate of Incorporation, the Bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise.

        The Registrant has obtained a liability insurance policy for its officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

        In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 7. Exemption from Registration Claimed

        Not Applicable.

Item 8. Exhibits

Number            Exhibit
------            -------

   4 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 000-25740 on Form 8-A, and the amendment thereto, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

   5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

  23.1      Consent of Ernst & Young LLP, Independent Accountants.

  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.

  24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

  99.1      1997 Stock Incentive Plan (as amended November 6, 1998).

  99.2*     Form of Notice of Grant of Stock Option - Installment Option.

  99.3*     Form of Stock Option Agreement - Installment Option.

  99.4*     Form of Notice of Grant of Stock Option - Immediately Exercisable
            Option.

  99.5*     Form of Stock Option Agreement - Immediately Exercisable Option.

  99.6* Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).

  99.7* Form of Addendum to Stock Option Agreement (Involuntary Termination following Change in control).

  99.8*     Form of Stock Purchase Agreement.

  99.9* Form of Addendum to Stock Purchase Agreement (Involuntary Termination Following Change in Control).

  99.10*    Form of Automatic Notice of Initial Grant.

  99.11*    Form of Automatic Notice of Annual Grant.

  99.12*    Form of Automatic Stock Option Agreement.

  99.13 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (as amended January 18, 1999).

  99.14** Form of Notice of Grant of Stock Option to be generally used in connection with the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan.

  99.15** Form of Stock Option Agreement to be generally used in connection with the Discretionary Option Grant Program of the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan.

  99.16** Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change in Control).

  99.17 Form of Notice of Grant of Stock Option used in connection with the Option granted to Mr. Uribe.

  99.18 Form of Stock Option Agreement used in connection with the Option granted to Mr. Uribe.

---------------

  * Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12, respectively, to Registrant's Registration Statement on Form S-8, Registration No. 333-44087, filed with the Commission on January 12, 1998.

  ** Exhibits 99.14 through 99.16 are incorporated herein by reference to Exhibits 10.29 through 10.31, respectively, to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the Commission on May 15, 1997.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Incentive Plan or 1997 Non-Executive Officer Stock Option/Stock Issuance Plan or the Option granted to Mr. Uribe.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California on this 25th day of August, 1999.

                                       ACT NETWORKS, INC.


                                       By: /s/ Andre de Fusco
                                           -------------------------------------
                                           Andre de Fusco
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of ACT Networks, Inc., a Delaware corporation, do hereby constitute and appoint Andre de Fusco and Martin Woll and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                            Title                                  Date
---------                                            -----                                  ----
/s/ Andre de Fusco                           President, Chief Executive                  August 25, 1999
------------------------------------         Officer and Director
Andre de Fusco                               (Principal Executive Officer)


/s/ Martin Woll                              Vice President, Finance and                 August 25, 1999
------------------------------------         Chief Financial Officer
Martin Woll                                  (Principal Financial Officer)


/s/ Robert J. Faulk                          Controller                                  August 25, 1999
------------------------------------         (Principal Accounting Officer)
Robert J. Faulk


/s/ William Ambrose                          Director                                    August 25, 1999
------------------------------------
William Ambrose


/s/ Harold R. Johnson                        Director                                    August 25, 1999
------------------------------------
Harold R. Johnson


/s/ Archie J. McGill                         Director                                    August 25, 1999
------------------------------------
Archie J. McGill


/s/ Frederick W. Gluck                       Director                                    August 25, 1999
------------------------------------
Frederick W. Gluck

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.



                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               ACT NETWORKS, INC.

                                 EXHIBIT INDEX

Number                             Exhibit
------                             -------

   4 Instruments Defining the Rights of Stockholders. Reference is made to the Registrant's Registration Statement No. 000-25740 on Form 8-A, and the amendment thereto, including the exhibits thereto, which are incorporated herein by reference pursuant to Item 3(c) of this Registration Statement.

   5        Opinion and consent of Brobeck, Phleger & Harrison LLP.

  23.1      Consent of Ernst & Young LLP, Independent Accountants.

  23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit
            5.

  24 Power of Attorney. Reference is made to page II-5 of this Registration Statement.

  99.1      1997 Stock Incentive Plan (as amended November 6, 1998).

  99.2*     Form of Notice of Grant of Stock Option - Installment Option.

  99.3*     Form of Stock Option Agreement - Installment Option.

  99.4*     Form of Notice of Grant of Stock Option - Immediately Exercisable
            Option.

  99.5*     Form of Stock Option Agreement - Immediately Exercisable Option.

  99.6* Form of Addendum to Stock Option Agreement (Limited Stock Appreciation Rights).

  99.7* Form of Addendum to Stock Option Agreement (Involuntary Termination following Change in control).

  99.8*     Form of Stock Purchase Agreement.

  99.9* Form of Addendum to Stock Purchase Agreement (Involuntary Termination Following Change in Control).

  99.10*    Form of Automatic Notice of Initial Grant.

  99.11*    Form of Automatic Notice of Annual Grant.

  99.12*    Form of Automatic Stock Option Agreement.

  99.13 1997 Non-Executive Officer Stock Option/Stock Issuance Plan (as amended January 18, 1999).

  99.14** Form of Notice of Grant of Stock Option to be generally used in connection with the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan.

  99.15** Form of Stock Option Agreement to be generally used in connection with the Discretionary Option Grant Program of the 1997 Non-Executive Officer Stock Option/Stock Issuance Plan.

  99.16** Form of Addendum to Stock Option Agreement (Involuntary Termination Following Change in Control).

  99.17 Form of Notice of Grant of Stock Option used in connection with the Option granted to Mr. Uribe.

  99.18 Form of Stock Option Agreement used in connection with the Option granted to Mr. Uribe.

---------------

  * Exhibits 99.2 through 99.12 are incorporated herein by reference to Exhibits 99.2 through 99.12, respectively, to Registrant's Registration Statement on Form S-8, Registration No. 333-44087, filed with the Commission on January 12, 1998.

  ** Exhibits 99.14 through 99.16 are incorporated herein by reference to Exhibits 10.29 through 10.31, respectively, to Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the Commission on May 15, 1997.